Exhibit 99.1

Global ePoint Completes $5,500,000 Equity Private Placement

Tuesday August 10, 8:30 am ET

CITY OF INDUSTRY, Calif.—(BUSINESS WIRE)—Aug. 10, 2004—Global ePoint, Inc. (Nasdaq: GEPT - News) announced today that it has completed a private placement financing consisting of convertible preferred stock and warrants with institutional investors, generating gross proceeds of $5.5 million to the Company.

The preferred stock pays a 5% coupon and is convertible in common shares. In addition to the preferred stock, the Company issued warrants to purchase 330,000 shares of common stock at an exercise price of $4.76 per share.

Mercator Advisory Group, LLC, of Los Angeles, California, arranged for the investment through its designated, accredited funds, the Mercator Momentum Fund, Mercator Momentum Fund III and Monarch Pointe Fund. Ascendiant Securities, LLC, of Irvine, California, served as placement agent on the transaction.

Global ePoint plans to use the net proceeds from the transaction for general corporate purposes, including investments in technology development and marketing initiatives.

Global ePoint Chief Executive Officer, Toresa Lou, stated, “We are very pleased to have completed this institutional investment, which will allow Global ePoint to pursue its growth strategies in digital technology and surveillance, specifically through our Sequent, Perpetual and AirWorks divisions.”

The shares were sold in a private transaction under Regulation D of the Securities Act of 1933. Global ePoint is obligated to register the shares for resale on a registration statement within 120 days.

About Global ePoint, Inc.

Global ePoint is a provider of computers, computing solutions and digital video, audio and data transmission and recording products. The Company’s primary operations are through two divisions: Digital Technology and Contract Manufacturing. The Digital Technology division designs and markets digital video surveillance systems for law enforcement, military and homeland security markets. The Contract Manufacturing division manufacturers customized computing systems for industrial, business and consumer markets and other specialized electronic products and systems. Global ePoint’s growth strategy includes developing new compression technologies and next-generation secure network digital video systems and servers for a wide range of new markets and applications. For more information go to www.globalepoint.com.

About Mercator Advisory Group LLC

Mercator Advisory Group LLC, through its designated managed equity funds, specializes in direct equity investments in public companies. Mercator’s strategy is to make investments into micro cap companies that show strong potential for near and long-term appreciation. Mercator incorporates strict selection criteria for its portfolio companies including a company’s liquidity, fundamental analysis within its own space and the ability of the company’s management to show a path toward growth.

About Ascendiant Securities LLC

Ascendiant Securities LLC is an investment banking firm, registered as a broker-dealer with the United States Securities and Exchange Commission (SEC), and member of the National Association of Securities Dealers (NASD) and Securities Investor Protection Corporation (SIPC). Ascendiant provides investment banking and corporate finance services to its emerging public and private company clients.

These services include equity private placements of preferred and common stock, PIPEs (private investments in public equities), direct participation programs (investment limited partnerships), mezzanine financing, senior and subordinated debt financing, working capital facilities, convertible debt, and bridge financing. For more information, please visit www.ascendiant.com or contact 949-756-1010.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company’s current expectations, estimates and projections, management’s beliefs and numerous assumptions, all of which are subject to change. These forward-looking statements are not guarantees of future results and are subject to numerous risks and uncertainties. Our actual results could differ materially and adversely from those expressed in any forward-looking statement. For example, deliveries may be delayed or installations canceled. Regulations may change and negatively affect demand for our products. There can be no assurance that the Company will be able to achieve growth of sales or market share. The forward-looking statements in this release speak only as of the date of this release. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. These and other risk factors are detailed in our periodic filings with the Securities and Exchange Commission.

Contact:

Global ePoint

John Pan, 909-869-1688, ext. 119

or

Hayden Communications

Investor Relations, Matthew Hayden, 858-456-4533

Source: Global ePoint, Inc.